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                                                                    EXHIBIT 23.1


















INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES


We consent to the use in this Registration Statement of Office Depot, Inc. on Form S-1 of our report dated February 8, 1994 appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the heading "Selected Financial Data" and "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of Office Depot, Inc. and subsidiaries listed in item 16(b). These financial statement schedules are the responsibility of Office Depot's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.


/s/ Deloitte & Touche
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DELOITTE & TOUCHE
Certified Public Accountants
Fort Lauderdale, Florida
May 9, 1994